FOR IMMEDIATE RELEASE	NASDAQ: ANIP

ANI Pharmaceuticals, Inc. Announces Receipt of NASDAQ Listing Approval

BAUDETTE, Minnesota (July 23, 2013) – ANI Pharmaceuticals, Inc. (NASDAQ: ANIP) announced today that it received a letter from NASDAQ informing ANI that its application for initial listing of its common stock on the NASDAQ Global Market has been approved. Accordingly, ANI’s common stock will continue to be listed on the NASDAQ Global Market.

As previously announced, ANI had submitted the listing application in connection with the recent merger. On June 20, 2013, ANI was notified by NASDAQ that, since the merger constituted a business combination resulting in a “change of control,” the Company was required to meet all criteria applicable to an initial listing on the NASDAQ Global Market. At the time of the merger, the Company did not meet the minimum $4.00 bid price requirement for initial listings. As a result, NASDAQ had determined to delist the Company’s common stock, which delisting was subsequently stayed. On July 17, 2013, the Company effected a 1-for-6 reverse split of its common stock, enabling it to cure the minimum bid price deficiency. The common stock remains subject to the continued listing requirements of the NASDAQ Global Market, which, among others, include a minimum bid price for the stock of $1.00.

About ANI

ANI is an integrated specialty pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals. In two facilities with combined manufacturing, packaging and laboratory capacity totaling 173,000 square feet, ANI manufactures oral solid dose products, as well as liquids and topicals, including narcotics and those that must be manufactured in a fully contained environment due to their potency and/or toxicity. ANI also performs contract manufacturing for other pharmaceutical companies. Over the last two years ANI has launched three new products and has eleven products in development. ANI’s targeted areas of product development include narcotics, anti-cancers and hormones (potent compounds), and extended release niche generic product opportunities. ANI’s other products include an FDA-approved testosterone gel, which is licensed to Teva Pharmaceuticals USA. For more information please visit our website www.anipharmaceuticals.com.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the potential benefits of the merger, the combined company’s plans, objectives, expectations and intentions with respect to future operations and products, the anticipated financial position, operating results and growth prospects of the combined company and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause the combined company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include the risk that ANI may in the future fail to meet NASDAQ listing requirements; general business and economic conditions; the combined company’s need for and ability to obtain additional financing; the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance; the marketing success of the combined company’s licensees or sublicensees. More detailed information on these and additional factors that could affect the combined company’s actual results are described in ANI’s/BioSante’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as its proxy statement/prospectus, filed with the Securities and Exchange Commission on May 8, 2013. All forward-looking statements in this news release speak only as of the date of this news release and are based on the combined company’s current beliefs and expectations. ANI undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information about ANI, please contact:

Arthur S. Przybyl

(218) 634-3608

arthur.przybyl@anipharmaceuticals.com